                                                                   EXHIBIT 10.81


                  CONSENT, REAFFIRMATION, AND RELEASE AGREEMENT


               This Consent, Reaffirmation, and Release Agreement (the "Agreement") is entered into this ___ day of August, 1998, between and among U.S. Bank National Association ("U.S. Bank"); Ride, Inc. ("Borrower"); and Carve, Inc., Preston Binding Company, Ride International, Inc., Ride Manufacturing, Inc., Ride Snowboard Company, Smiley Hats, Inc., and SMP Clothing, Inc. (the "Guarantors").

                                    RECITALS

               A. U.S. Bank extended an operating credit facility to Borrower pursuant to the terms of a business loan agreement dated as of June 30, 1997 (as such loan agreement has been amended by the first amendment thereto dated as of June 17, 1998 and the second amendment thereto dated August 25, 1998) (collectively, the "Loan Agreement"). Borrower executed a security agreement granting U.S. Bank liens and security interests in all or substantially all of Borrower's personal property to secure Borrower's obligations to U.S. Bank pursuant to the Loan Agreement.

               B. The Guarantors executed guaranty agreements whereby they guaranteed the payment of Borrower's obligations to U.S. Bank in respect of the credit facility extended pursuant to the Loan Agreement. In addition, the Guarantors executed security agreements granting U.S. Bank liens and security interests in all or substantially all of the Guarantors' personal property to secure the obligations of the Guarantors and Borrower to U.S. Bank. The security agreements executed by Borrower and the Guarantors in favor of U.S. Bank are referred to herein collectively as the "Security Agreements."

               C. The total amount owed by Borrower pursuant to the Loan Agreement and the promissory note executed in connection therewith is referred to below as the "Obligations." The Obligations include legal fees and costs incurred by U.S. Bank in connection with its banking relationship with Borrower.

               D. As of August 27, 1998, Borrower owed U.S. Bank the principal amount of $8,724,006.24 plus accrued interest of $55,632.67, plus fees and costs of approximately $15,000. Interest continues to accrue on the amount Borrower owes U.S. Bank on and after August 27, 1998.

               E. The credit facility extended by U.S. Bank pursuant to the Loan Agreement expires on September 1, 1998. At that time, the Obligations become due and payable in full.

               F. Borrower has negotiated a new financing arrangement with CIT Group/Credit Finance, Inc. ("CIT") that would replace the operating credit facility provided by U.S. Bank to Borrower. However, the amount that CIT is willing to lend to Borrower thereunder would not result in payment in full of the Obligations.

               G. Borrower has requested U.S. Bank to agree to the proposed refinancing transaction between Borrower and CIT and to accept a promissory note from Borrower with respect to the $3,000,000 difference between the amount of the Obligations and the refinancing proceeds (which difference is referred to below as the "Residual Debt"). U.S. Bank is willing to do so, subject to the terms and conditions of this Agreement.

               NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties to this Agreement agree as follows:

                                    AGREEMENT



                                    SECTION I
                                THE RESIDUAL DEBT

               I.1 Agreement to Residual Debt. U.S. Bank hereby agrees that if it receives collected funds in the amount of the Obligations less $3,000,000 (the "Payment") on or before September 1, 1998, from Borrower with respect to the Obligations, Borrower deposits with U.S. Bank cash in the amount of $2,350,509.84 (the "Cash Deposit") (which deposit is to ensure and secure the payment of banker's acceptances and letters of credit issued by U.S. Bank on behalf of Borrower) on or before September 1, 1998, and the conditions precedent specified in paragraph 1.2 below have been satisfied by that date, U.S. Bank will agree to accept payment of the Residual Debt pursuant to the terms and conditions of this Agreement and the Note (as that term is defined below).

               I.2 Conditions Precedent. This Agreement shall be effective only if on or before September 1, 1998, U.S. Bank receives the following (which in the case of the documents and instruments described in items (a) through (f) below must be fully and duly executed):

               (a) This Agreement;

               (b) A promissory note from Borrower payable to U.S. Bank in the amount of $3,000,000 in a form acceptable to U.S. Bank (the "Note") (following the execution and delivery of the Note, references to the Obligations shall include amounts owed pursuant to the Note);

               (c) A guaranty from Mark M. Salter, Abigail N. Salter, and Salter Family Partners, Ltd. (the "New Guarantors") with respect to the Note, this Agreement, and the Security Agreements in a form acceptable to U.S. Bank;

               (d) A trust deed with respect to real property in San Miguel County, Colorado, located at 109 Gold Hill Circle, Mountain Village, Colorado (the "Colorado Property"), securing the Obligations, in a form acceptable to U.S. Bank (the "Colorado Trust Deed");

               (e) A security agreement executed by the New Guarantors in favor of

        U.S. Bank with respect to the Obligations in a form acceptable to U.S. Bank (the "New Security Agreement");

               (f) An intercreditor agreement among Borrower, U.S. Bank, and CIT in a form acceptable to U.S. Bank (the "Intercreditor Agreement");

               (g) A copy of the fully executed loan agreement among CIT, Borrower, and those of the Guarantors party thereto (the "CIT Loan Agreement"), the terms of which must be consistent with the terms of the Intercreditor Agreement; and

               (h) Delivery to U.S. Bank of the Gen-X Assets (as defined in paragraph 2.5 below), except, however, that delivery of the Stock (as defined below) may be delayed pursuant to paragraph 2.5 below.

At the time this Agreement becomes effective, it will supersede the Loan Agreement as the document governing the credit facility U.S. Bank extends to Borrower. The Loan Agreement shall remain in full force and effect until such time, if any, that all of the above-described conditions precedent have been satisfied.

               I.3 Subordination of Lien Position. CIT's agreement to enter into the above-described refinancing transaction is conditioned upon its obtaining first priority liens and security interests in the personal property of Borrower and those of the Guarantors that are parties to the CIT Loan Agreement (other than the Gen-X Assets, as that term is defined below). Upon receipt of the Payment and the Cash Deposit, and timely satisfaction of the conditions precedent specified in paragraph 1.2 of this Agreement, U.S. Bank will subordinate its security interests and liens in the Collateral (other than the Gen-X Assets and any Collateral owned by entities that are not parties to the CIT Loan Agreement) to CIT's liens and security interests therein pursuant to the terms of the Intercreditor Agreement.

               I.4 Use of Cash Deposit; Conversion to Guaranty. U.S. Bank is authorized to apply the Cash Deposit, or any portion thereof, to pay any draw under a letter of credit or to satisfy any banker's acceptance that is not timely paid. In the event that a letter of credit secured by the Cash Deposit has expired, or a banker's acceptance secured by the Cash Deposit is satisfied from a source other than the Cash Deposit, U.S. Bank may distribute an amount of the Cash Deposit equal to the undrawn portion of the letter of credit or the amount of the banker's acceptance as requested by CIT, provided no Event of Default (as defined below) has occurred. U.S. Bank agrees that upon request it will release the Cash Deposit, in a manner requested by CIT, provided that (a) no Event of Default (as defined below) has occurred and is continuing, (b) U.S. Bank receives a written guarantee from CIT, in a form and with terms reasonably acceptable to U.S. Bank, of Borrower's outstanding banker's acceptances and letters of credit provided by U.S. Bank, and (c) there has been no material adverse change in the financial condition of CIT from the date of this Agreement.

                                   SECTION II
            CONTINUING VALIDITY OF GUARANTIES AND SECURITY AGREEMENTS

               II.1 Consent of Guarantors. The Guarantors hereby acknowledge that they are familiar with the terms of the Note and consent to those terms and to Borrower executing that note and this Agreement.

               II.2 Reaffirmation of Existing Guaranties. The Guarantors hereby reaffirm their guaranties of all obligations and indebtedness of Borrower to U.S. Bank, and hereby reaffirm and ratify the terms and conditions of their guaranties. In that regard, the Guarantors acknowledge and agree that they are obligated to immediately pay U.S. Bank all amounts owed by Borrower with respect to the Obligations, including all amounts owed under the Note, if Borrower fails to do so, and that U.S. Bank has no obligation to proceed first against Borrower, or the Collateral, to recover the amount owed. The Guarantors hereby waive their right to revoke their guaranties until the Note is paid in full.

               II.3 Acknowledgment and Reaffirmation of Security Agreements. Borrower and the Guarantors (collectively, the "Obligors") hereby reaffirm their obligations under the Security Agreements, and hereby reaffirm and ratify the terms and conditions of the Security Agreements. The Obligors acknowledge and agree that the security interests in the Collateral granted in the Security Agreements secure payment of the Obligations, including those evidenced by the Note, and any and all modifications, renewals, and extensions of the Note (or substitutions or replacements thereof), whether or not evidenced by new or additional instruments.


               II.4 Financing Statements and Other Documents. Until the Note has been repaid in full, the Obligors will:

               (a) Join with U.S. Bank in executing such financing statements (including amendments thereto and continuation statements thereof) and other documents in form satisfactory to U.S. Bank as U.S. Bank may specify, in order to perfect, or continue the perfection of, the rights in the Collateral granted in the Security Agreements;

               (b) Pay, or reimburse U.S. Bank for paying, all costs, expenses, and taxes of filing or recording the same in such public offices as U.S. Bank may designate; and

               (c) Take such other steps as U.S. Bank may direct to perfect (or continue the perfection of) U.S. Bank's interest in the Collateral.

              II.5 U.S. Bank's Lien in the Gen-X Assets. Borrower is in possession of two promissory notes dated October 11, 1996, payable to Borrower by Gen-X Equipment, Inc., in the original principal amounts of $1,022,376 and $977,624 and has an interest in the Canco stock and the C.A.S. Sports Agency stock (the "Stock"), as more particularly described in the documents and agreements executed contemporaneously with the promissory notes referred to in this sentence (which notes and Stock are referred to herein as the "Gen-X Assets"). Borrower hereby grants U.S. Bank a security interest in the Gen-X Assets, including payments thereon and proceeds thereof, to secure payment of the Obligations and agrees to deliver the Gen-X Assets to U.S. Bank contemporaneously with the execution of this Agreement, provided, however, that if Borrower or its agents do not possess the Stock as of the date of execution of this Agreement, Borrower shall use its good faith best efforts to deliver the Stock to U.S. Bank and take such other actions as to provide U.S. Bank with a perfected interest in the Stock. The Gen-X Assets are part of the Collateral.

               II.6 Release of Claims Against U.S. Bank. The Obligors hereby release and forever discharge U.S. Bank, and U.S. Bank_s affiliates, agents, principals, successors, assigns, employees, officers, directors, and attorneys, and each of them (collectively, the "Releasees"), of and from any and all claims, demands, damages, suits, rights, or causes of action of every kind and nature that the Obligors, or any of them, have or may have against the Releasees, or any of them, as of the date of this Agreement, whether known or unknown, contingent or matured, foreseen or unforeseen, asserted or unasserted, including, but not limited to, all claims for compensatory, general, special, consequential, incidental, and punitive damages, attorney fees, and equitable relief.

                                   SECTION III
                         REPRESENTATIONS AND WARRANTIES

               III.1 Representations and Warranties. To induce U.S. Bank to enter into this Agreement, the Obligors represent and warrant as of the date hereof as follows:

               (a) The Obligors are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation;

               (b) The Obligors have the lawful power to own their respective properties and to engage in the respective business they conduct, and are duly qualified and in good standing as foreign corporations in the jurisdictions wherein the nature of the business transacted by them or property owned by them makes such qualification necessary;

               (c) None of the Obligors are in default with respect to any of their existing material indebtedness (except as previously has been disclosed in writing by or to U.S. Bank);

               (d) The making and performance of this Agreement and the Note will not (immediately, with the passage of time, the giving of notice, or both) violate the certificates or articles of incorporation or bylaws of any of the Obligors, or violate any laws or result in a default under any material contract, agreement, or instrument to which any of the Obligors is a party or by which the Obligors or any of their properties are bound;

               (e) The Obligors have the power and authority to enter into and perform this Agreement and the Note, and to incur the obligations herein and therein provided for, and have taken all actions necessary to authorize the execution, delivery, and performance of this Agreement and the Note;

               (f) This Agreement and the Note are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

               (g) The Obligors have good and indefeasible title to the Collateral;

               (h) The security interests in the Collateral granted to U.S. Bank under the Security Agreements create first and prior liens, except for the liens and security interests of CIT (when such liens and security interests are granted and U.S. Bank_s liens become subordinate thereto), upon all of the Collateral; and

               (i) The principal balances of the notes that are part of the Gen-X Assets are $922,376 and $877,624 with interest paid to June 24, 1998, that the regular quarterly payments required to be made pursuant to those notes are accrued interest plus $100,000, and that the obligations under such notes are not subject to reduction by any claim of defense, offset, or recoupment.

All of the representations and warranties set forth in paragraph 3.1 of this Agreement shall be deemed made as of the date hereof, and shall survive and continue until the Note has been paid in full.

                                   SECTION IV
                             REPORTING REQUIREMENTS

               IV.1 Quarterly Reports. Within 45 days after the end of each calendar quarter until the Note has been paid in full, Borrower shall provide U.S. Bank with (a) a consolidated statement of cash flows and a consolidated statement of retained earnings of the Obligors for such quarter and for the year to date; (b) a consolidated statement of operations of the Obligors for such quarter and for the year to date; and (c) a consolidated balance sheet of the Obligors as of the end of such quarter and for the year to date. All of the foregoing shall be in reasonable detail, and shall be certified by the president, vice president, or chief financial officer of Borrower to have been prepared accurately and in accordance with generally accepted accounting principles (consistently applied) ("GAAP"), subject to year-end adjustments.

               IV.2 Annual Reports. Within 120 days after the close of each fiscal year until the Note has been paid in full, Borrower shall provide U.S. Bank with (a) a consolidated statement of cash flows and a consolidated statement of stockholders' equity of the Obligors for such fiscal year; (b) a consolidated statement of operations of the Obligors for such fiscal year; and
(c) a consolidated balance sheet of the Obligors as of the end of such fiscal year. The statements and balance sheets shall be audited by an independent certified public accountant selected by Borrower and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the consolidated financial position and results of operations of the Obligors.

               IV.3 Other Information; Access to Books and Records. The Obligors will make available for inspection and audit during normal business hours by duly authorized representatives of U.S. Bank any of their records and furnish U.S. Bank with any information that U.S. Bank reasonably may request regarding their business affairs and financial condition within a reasonable time after written request therefor.

                                    SECTION V
                                     DEFAULT

               V.1 Events of Default. The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a default under this Agreement:

               (a) Borrower shall fail to pay any installment of principal or interest payable under the Note within 3 days of the date such payment is due;

               (b) Any of the Obligors shall fail to observe or perform any other obligation to be observed or performed by it hereunder, under the Security Agreements, or under any other agreement with U.S. Bank and such failure shall continue for a period of 30 days after such party receives notice of such failure from U.S. Bank;

               (c) The occurrence of an event of default under the CIT Loan Agreement (and such failure shall continue beyond any applicable grace period so as to result in the actual acceleration of the Obligors' obligations thereunder);

               (d) There is a default by the New Guarantors under the Colorado Trust Deed or the New Security Agreement, which is not cured in the time, if any, provided in such document;

               (e) Proceedings in bankruptcy, or for reorganization of the Obligors, or any of them, or for the readjustment of any of their debts, under the United States Bankruptcy Code, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by any of the Obligors, and with respect to any such proceedings initiated against any of the Obligors, shall not be dismissed or discharged within 60 days of their commencement; or

               (f) A receiver or trustee shall be appointed for any of the Obligors, or for any substantial part of its or their assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any of the Obligors, and such receiver or trustee shall not be discharged within 60 days of his appointment, or such proceedings shall not be dismissed or discharged within 60 days of their commencement, or any of the Obligors shall discontinue business or materially change the nature of its or their business.

               V.2 Remedies. Following the occurrence of an Event of Default (and subject to the terms of the Intercreditor Agreement), U.S. Bank immediately and without notice to the Obligors may exercise any or all of its rights and remedies under this Agreement, the Note, the Security Agreements, any other agreements between or among the parties, and applicable law, all of which rights and remedies are cumulative.

                                   SECTION VI
                            MISCELLANEOUS PROVISIONS

               VI.1 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note, or other evidence of liability now or hereafter held by U.S. Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent U.S. Bank from enforcing any or all other guaranties, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

               VI.2 Notice of Default. The Obligors shall notify U.S. Bank immediately if they become aware of the occurrence of any Event of Default or of any fact, condition, or event that with the giving of notice or passage of time or both, would become an Event of Default or if they become aware of any material adverse change in the financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization or the appointment of a receiver or trustee), or results of operations of the Obligors or of the failure of the Obligors to observe any of their undertakings hereunder or under the other documents or instruments executed in favor of U.S. Bank.

               VI.3 Change in Location of Collateral. The Obligors hereby agree to notify U.S. Bank of any change in the location of any of the Collateral, of the change in the location of any of their places of business, or of the establishment of any new (or the discontinuance of any existing) place of business within 45 days following any such change, establishment, or discontinuance.

               VI.4 Further Assurance. From time to time, the Obligors will execute and deliver to U.S. Bank such additional documents and will provide such additional information as U.S. Bank reasonably may require to carry out the terms of this Agreement and be informed of the status and affairs of the Obligors.

               VI.5 Enforcement and Waiver by U.S. Bank. Subject to the terms of the Intercreditor Agreement, U.S. Bank shall have the right at all times to enforce the provisions of this Agreement, the Note, the Guarantors' guaranties, and the Security Agreements in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom (if any) on the part of U.S. Bank in refraining from doing so at any time or times. The failure of U.S. Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement, or as having in any way or manner modified or waived the same. All rights and remedies of U.S. Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

               VI.6 Expenses of U.S. Bank. The Obligors will, on demand, reimburse U.S. Bank for all expenses, including the reasonable fees and expenses of legal counsel for U.S. Bank, title insurance with respect to the Colorado Property, and appraisal fees incurred by U.S. Bank in connection with the administration, amendment, modification, and the enforcement of this Agreement, the other documents and instruments executed in favor of U.S. Bank, and the collection or attempted collection of the Note, whether occurring before or after an Event of Default hereunder.

               VI.7 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when actually received or if sent by certified mail, postage prepaid, return receipt requested, upon the earlier of actual receipt or 5 days after mailing, and addressed, as follows, unless such address is changed by written notice hereunder:

               (i)    If to Borrower or the Guarantors:

                             8160 304th Avenue S.E.
                             Preston, Washington  98050
                             Attention: Chief Financial Officer

               (ii)   If to U.S. Bank:

                           U.S. Bank National Association
                           111 S.W. Fifth Avenue (T-8)
                           Portland, Oregon 97204
                           Attention: Roger C. Lundeen

               VI.8 Applicable Law. This Agreement is subject to and shall be construed and enforced in accordance with the laws of the state of Oregon, without regard to principles of conflicts of law.

               VI.9 Binding Effect, Assignment, and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Obligors have no right to assign any of their rights or obligations hereunder without the prior written consent of U.S. Bank. U.S. Bank may assign its rights hereunder without the consent of Borrower, the Guarantors, or the New Guarantors. This Agreement and the documents executed and delivered pursuant hereto constitute the entire agreement among the parties and may be amended only by a writing signed on behalf of each party.

               VI.10 Severability. If any provisions of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

               VI.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

               VI.12 Statutory Notice. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY U.S. BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES, OR SECURED SOLELY BY THE BORROWER'S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY U.S. BANK TO BE ENFORCEABLE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


U.S. BANK NATIONAL ASSOCIATION                 PRESTON BINDING COMPANY

By:___________________________
   Roger C. Lundeen                            By____________________________
   Vice President                              Title_________________________

RIDE, INC.                                     RIDE INTERNATIONAL, INC.

By____________________________
Title_________________________                 By____________________________
                                               Title_________________________

CARVE, INC.
                                               RIDE MANUFACTURING, INC.

By____________________________
Title_________________________                 By____________________________
                                               Title_________________________


RIDE SNOWBOARD COMPANY                         SMP CLOTHING, INC.

By______________________________               By____________________________
Title___________________________               Title_________________________


SMILEY HATS, INC.


By_____________________________
Title__________________________